Exhibit 99.1

TCP CAPITAL CORP. ANNOUNCES THIRD QUARTER 2016 FINANCIAL RESULTS;
NET INVESTMENT INCOME OF $0.39 PER SHARE;
BOARD DECLARES FOURTH QUARTER DIVIDEND OF $0.36 PER SHARE

SANTA MONICA, Calif., November 8, 2016 – TCP Capital Corp. (“we,” “us,” “our,” “TCPC” or the “Company”), a business development company (“BDC”) (NASDAQ: TCPC), today announced its financial results for the third quarter ended September 30, 2016 and filed its Form 10-Q with the U.S. Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

•	Net investment income for the quarter ended September 30, 2016 was $20.5 million, or $0.39 per share on a diluted basis, net of $0.10 per share in incentive compensation.

•	Net increase in net assets resulting from operations for the quarter ended September 30, 2016 was $20.7 million, or $0.39 per share.

•
Net asset value per share at September 30, 2016 increased to $14.84 from $14.74 at June 30, 2016, primarily as a result of net investment income in excess of paid dividends and the equity component of our issuance of convertible debt.

•	Total acquisitions during the quarter ended September 30, 2016 were $146.6 million and total dispositions were $108.2 million.

•	On July 13, 2016, the Company issued $35.3 million of common stock in a registered direct offering. No placement agent or underwriting fees were incurred in connection with the issuance.

•	On September 6, 2016, we also closed a private placement of $140 million aggregate principal amount of 4.625% convertible senior unsecured notes due March 2022.

•	On November 8, 2016, our board of directors declared a fourth quarter dividend of $0.36 per share payable on December 30, 2016 to shareholders of record as of December 16, 2016.

“We are pleased with our strong performance during the third quarter, in which we out-earned our dividend and increased our net asset value” said Howard Levkowitz, TCP Capital Corp. Chairman and CEO. “We are also pleased to have structured another very efficient equity raise and to have expanded our funding sources through the private placement of our convertible notes due in 2022. These transactions position us well to continue to fund investments from our strong pipeline. The credit quality of our diversified portfolio remains strong with floating rate debt comprising approximately 81% of our debt portfolio.”

PORTFOLIO AND INVESTMENT ACTIVITY

As of September 30, 2016, our investment portfolio consisted of debt and equity positions in 88 portfolio companies with a total fair value of approximately $1,276 million. Debt positions represented approximately 96% of the portfolio at fair value, substantially all of which were senior secured debt. Equity positions represented approximately 4% of our investment portfolio.

As of September 30, 2016, the weighted average annual effective yield of our debt portfolio was approximately 11.2%.(1) As of September 30, 2016, approximately 81% of our debt portfolio at fair value had floating interest rates. As of September 30, 2016, we had three debt investments in two issuers on non-accrual status, totaling 0.4% of the portfolio at fair value.

(1) Weighted average annual effective yield includes amortization of deferred debt origination and end-of-term fees and accretion of original issue discount, but excludes market discount, any prepayment and make-whole fee income, and any debt investments on non-accrual status.

During the three months ended September 30, 2016, we invested approximately $146.6 million, primarily in thirteen investments, comprised of eight new and five existing portfolio companies. The investments were comprised of approximately $133.4 million in senior secured loans and $7.7 million in senior secured notes. The remaining $5.5 million was comprised of additional equity interests in portfolios of debt and lease assets. Additionally, we received proceeds from sales and repayments of investment principal of approximately $108.2 million. We expect to continue to invest in senior secured loans, bonds and subordinated debt, as well as select equity investments, to obtain a high level of current income and create the potential for appreciation, with an emphasis on principal protection.

As of September 30, 2016, total assets were $1,441.8 million, net assets applicable to common shareholders were $787.1 million and net asset value per share was $14.84, as compared to $1,315.6 million, $747.2 million, and $14.74 per share, respectively on June 30, 2016.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the three months ended September 30, 2016 was approximately $38.5 million, or $0.73 per share, including $0.06 per share from prepayment premiums and related amortization, $0.03 per share from original issue discount amortization and $0.04 per share from income paid in kind. This reflects our policy of recording interest income, adjusted for amortization of premiums and discounts, on an accrual basis. Origination, structuring, closing, commitment, and similar upfront fees received in connection with the outlay of capital are generally amortized into interest income over the life of the respective debt investment.

Total operating expenses for the three months ended September 30, 2016 were approximately $12.8 million, or $0.24 per share, including interest and other debt expenses of $6.2 million, or $0.12 per share. We also incurred incentive compensation from net investment income of $5.1 million, or $0.10 per share. Excluding incentive compensation and interest and other debt expenses, annualized third quarter expenses were 3.4% of average net assets.

Net investment income for the three months ended September 30, 2016 was approximately $25.7 million, or $0.49 per share, before related incentive compensation. Net investment income after related incentive compensation was $20.5 million, or $0.39 per share.

Net realized and unrealized gains for the three months ended September 30, 2016 were $0.2 million, or $0.00 per share, comprised of $0.9 million, or $0.02 per share, in net unrealized gains and $0.7 million, or $0.01 per share, in net realized losses, with the difference due to rounding.

Net increase in net assets applicable to common shareholders resulting from operations for the three months ended September 30, 2016 was $20.7 million, or $0.39 per share.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2016, available liquidity was approximately $383.0 million, comprised of approximately $245.0 million in available capacity under our leverage program and $140.9 million in cash and cash equivalents, less approximately $2.9 million in net outstanding settlements.

The combined weighted-average interest rate on debt outstanding at September 30, 2016 was 3.80%.

Total debt outstanding at September 30, 2016 was as follows:

	Maturity	Rate		Carrying Value(1)	Available	Total Capacity
SVCP Facility
SVCP Revolver	2018	L+2.50	%(2)	$—	$116,000,000	$116,000,000
Term Loan	2018	L+2.50	%(2)	100,500,000	—	100,500,000
2019 Convertible Notes ($108 million par)	2019	5.25%		106,436,711	—	106,436,711
2022 Convertible Notes ($140 million par)	2022	4.625%		136,725,763	—	136,725,763
TCPC Funding Facility	2020	L+2.50	%(3)	235,000,000	115,000,000	350,000,000
SBA Debentures	2024-2026	2.58	%(4)	61,000,000	14,000,000	75,000,000	(5)
Total leverage				639,662,474	$245,000,000	$884,662,474
Unamortized issuance costs				(7,960,812)
Debt, net of unamortized issuance costs				$631,701,662

(1)	Except for the convertible notes, all carrying values are the same as the principal amounts outstanding.
(2)	Based on either LIBOR or the lender’s cost of funds, subject to certain limitations
(3)	Or L+2.25% subject to certain funding requirements
(4)	Weighted-average interest rate, excluding fees of 0.36%
(5)	Total capacity increased to $150.0 million on October 13, 2016.

On November 8, 2016, our board of directors re-approved our stock repurchase plan to acquire up to $50 million in the aggregate of our common stock at prices at certain thresholds below our net asset value per share, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934. There were no stock repurchases during the three months ended September 30, 2016.

RECENT DEVELOPMENTS

On November 8, 2016, our board of directors declared a fourth quarter cash dividend of $0.36 per share payable on December 30, 2016 to stockholders of record as of the close of business on December 16, 2016.

On October 13, 2016, we received an additional $75.0 million commitment from the SBA, increasing the total SBA commitment to $150.0 million.

CONFERENCE CALL AND WEBCAST

TCP Capital Corp. will host a conference call on Tuesday, November 8, 2016 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to discuss its quarterly financial results. All interested parties are invited to participate in the conference call by dialing (866) 393-0571; international callers should dial (206) 453-2872. Participants should enter the Conference ID 94483815 when prompted. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Relations section of our website (www.tcpcapital.com) and click on the Third Quarter 2016 Investor Presentation under Events and Presentations. The conference call will be webcast simultaneously in the investor relations section of our website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call, through November 15, 2016. For the replay, please visit http://investors.tcpcapital.com/events.cfm or dial (855) 859-2056. For international replay, please dial (404) 537-3406. For all replays, please reference program ID number 94483815.

TCP Capital Corp.

Consolidated Statements of Assets and Liabilities

	September 30, 2016	December 31, 2015
	(unaudited)
Assets
Investments, at fair value:
Companies less than 5% owned (cost of $1,161,033,998 and $1,123,682,687, respectively)	$1,144,719,963	$1,099,208,475
Companies 5% to 25% owned (cost of $72,925,246 and $68,862,518, respectively)	68,900,676	69,008,931
Companies more than 25% owned (cost of $88,662,808 and $39,162,221, respectively)	62,809,253	14,702,319
Total investments (cost of $1,322,622,052 and $1,231,707,426, respectively)	1,276,429,892	1,182,919,725

Cash and cash equivalents	140,873,527	35,629,435
Receivable for investments sold	6,306,581	-
Accrued interest income:
Companies less than 5% owned	11,067,134	8,842,528
Companies 5% to 25% owned	1,036,764	741,306
Companies more than 25% owned	15,919	29,230
Deferred debt issuance costs	4,216,157	5,390,241
Unrealized appreciation on swaps	-	3,229,442
Options (cost of $279,327 and $51,750, respectively)	460,972	-
Prepaid expenses and other assets	1,421,623	2,331,044
Total assets	1,441,828,569	1,239,112,951

Liabilities
Debt, net of unamortized issuance costs	631,701,662	498,205,471
Payable for investments purchased	9,151,343	6,425,414
Incentive allocation payable	5,133,010	5,207,606
Interest payable	4,520,221	2,911,257
Payable to the Advisor	877,866	508,334
Accrued expenses and other liabilities	3,336,925	3,877,852
Total liabilities	654,721,027	517,135,934

Commitments and contingencies

Net assets applicable to common shareholders	$787,107,542	$721,977,017

Composition of net assets applicable to common shareholders
Common stock, $0.001 par value; 200,000,000 shares authorized, 53,041,751 and 48,834,734 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	$53,042	$48,834
Paid-in capital in excess of par	944,993,651	878,383,356
Accumulated net investment income	24,716,951	22,261,793
Accumulated net realized losses	(136,476,545)	(132,483,593)
Accumulated net unrealized depreciation	(46,179,557)	(46,233,373)
Net assets applicable to common shareholders	$787,107,542	$721,977,017

Net assets per share	$14.84	$14.78

TCP Capital Corp.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Investment income
Interest income:
Companies less than 5% owned	$35,115,862	$32,171,144	$99,016,633	$98,581,508
Companies 5% to 25% owned	1,848,171	1,516,596	4,982,075	3,828,262
Companies more than 25% owned	1,313,034	125,074	1,915,981	444,168
Lease income:
Companies more than 25% owned	71,013	354,958	1,496,869	978,000
Other income:
Companies less than 5% owned	120,910	1,331,277	1,241,885	3,420,283
Total investment income	38,468,990	35,499,049	108,653,443	107,252,221

Operating expenses
Interest and other debt expenses	6,198,850	4,610,726	17,577,859	13,031,365
Management and advisory fees	4,816,043	4,703,999	13,976,545	13,681,411
Legal fees, professional fees and due diligence expenses	550,563	425,796	1,784,174	1,994,571
Administrative expenses	429,867	394,920	1,267,815	1,177,357
Director fees	97,877	67,625	295,486	233,465
Insurance expense	78,794	99,876	280,575	272,677
Custody fees	75,995	74,891	231,846	214,141
Other operating expenses	555,944	866,249	1,569,986	2,182,452
Total operating expenses	12,803,933	11,244,082	36,984,286	32,787,439

Net investment income	25,665,057	24,254,967	71,669,157	74,464,782

Net realized and unrealized gain (loss) on investments and foreign currency
Net realized gain (loss):
Investments in companies less than 5% owned	(763,617)	5,735,352	(4,490,140)	(3,714,114)
Investments in companies 5% to 25% owned	102,392	395	417,446	1,185
Investments in companies more than 25% owned	-	-	79,742	19,167
Net realized gain (loss)	(661,225)	5,735,747	(3,992,952)	(3,693,762)

Change in net unrealized appreciation/depreciation	869,981	(7,621,948)	53,816	28,123
Net realized and unrealized gain (loss)	208,756	(1,886,201)	(3,939,136)	(3,665,639)
Net increase in net assets from operations	25,873,813	22,368,766	67,730,021	70,799,143

Gain on repurchase of Series A preferred interests	-	-	-	1,675,000
Dividends on Series A preferred equity facility	-	(460,836)	-	(1,251,930)
Net change in accumulated dividends on Series A preferred equity facility	-	398,541	-	497,790
Distributions of incentive allocation to the General Partner from:
Net investment income	(5,133,010)	(4,838,534)	(14,333,831)	(14,742,130)
Net increase in net assets applicable to common shareholders resulting from operations	$20,740,803	$17,467,937	$53,396,190	$56,977,873

Basic and diluted earnings per common share	$0.39	$0.36	$1.06	$1.17
Basic and diluted weighted average common shares outstanding	52,736,835	48,957,567	50,245,035	48,858,263

ABOUT TCP CAPITAL CORP.

TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on performing credit lending to middle-market companies as well as small businesses. TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise. TCPC’s investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, Tennenbaum Capital Partners, LLC, a leading alternative investment manager. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company’s filings with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risks” section of the company’s shelf registration statement declared effective on May 6, 2016, and the company’s subsequent periodic filings with the SEC. Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. The company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SOURCE:

TCP Capital Corp.

CONTACT

TCP Capital Corp.
 Jessica Ekeberg
310-566-1094
investor.relations@tcpcapital.com